EXHIBIT A
JOINT FILING AGREEMENT
Macquarie Group Limited, Macquarie Group Services Australia Pty Limited and Macquarie Infrastructure Management (USA) Inc. in compliance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such company, that each such company is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such company contained therein.
Date: December 12, 2007

THE COMMON SEAL of MACQUARIE GROUP LIMITED was hereunto affixed in accordance with the company’s constitution:	) ) ) )

/s/ Dennis Leong		/s/ Stuart Dyson

Signature of authorised person		Signature of authorised person

Company Secretary		Executive Director

Office held		Office held

Dennis Leong		Stuart Dyson

Name of authorised person (block letters)		Name of authorised person (block letters)

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THE COMMON SEAL of MACQUARIE GROUP SERVICES AUSTRALIA PTY LIMITED was hereunto affixed in accordance with the company’s constitution:	) ) ) )

/s/ Michael Panikian		/s/ Stuart Dyson

Signature of authorised person		Signature of authorised person

Company Secretary		Executive Director

Office held		Office held

Michael Panikian		Stuart Dyson

Name of authorised person (block letters)		Name of authorised person (block letters)

By Macquarie Infrastructure Management (USA) Inc.:

/s/ Peter Stokes
Signature of authorised person

President and Chief Executive Officer
Office held

Peter Stokes
Name of authorised person

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